Exhibit 10

AMENDMENT
TO
SHAREHOLDER AGREEMENT

        THIS AMENDMENT (the “Amendment”) to that certain Shareholder Agreement dated as of November 30, 2000 (the “Shareholder Agreement”), by and among Whitman Corporation, a Delaware corporation now known as PepsiAmericas, Inc. (the “Company”), Pohlad Companies, a Minnesota corporation (“Pohlad Companies”), Dakota Holdings, LLC, a Delaware limited liability company (“Dakota Holdings”) and Robert C. Pohlad (“Pohlad”) is made and entered into as of November 9, 2004. Pohlad Companies, Dakota Holdings and Pohlad are hereinafter sometimes collectively referred to as the “Shareholder Group”.

WITNESSETH:

        WHEREAS, the Shareholder Agreement sets forth a maximum ownership percentage in the Company that the members of the Shareholder Group, collectively, may own; and

        WHEREAS, the Company and the members of the Shareholder Group desire to increase the maximum ownership percentage in the Company that the members of the Shareholder Group, collectively, may own if and to the extent that such increase is the result of a reduction in the number of voting securities of the Company outstanding due to a purchase of common stock by the Company; and

        WHEREAS, it is necessary to amend the Shareholder Agreement to memorialize the understanding and intent of the Company and the members of the Shareholder Group, as set forth above.

        NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Shareholder Agreement as follows:

    1.        Defined Terms: All capitalized terms used in this Amendment shall, except where the context otherwise requires, have the meanings set forth in the Shareholder Agreement.

    2.        Amendment: The definition of “Maximum Ownership Percentage” set forth in Section 1.1 of the Shareholder Agreement is hereby modified by adding the following proviso at the end thereof:

        “provided, further that in the event of a reduction in the number of Voting Securities outstanding due to a purchase of Common Stock by the Company or any other event beyond the reasonable control of the Shareholder Group, including by way of example only, a forfeiture of a restricted stock award or the expiration of an option, the Maximum Ownership Percentage shall become the Shareholder Group’s Total Ownership Percentage after giving effect to such reduction in Voting Securities outstanding.”

    3.        Effect on Shareholder Agreement: Except as expressly set forth in this Amendment, all other terms and provisions of the Shareholder Agreement shall remain in full force and effect. The execution of this Amendment and the terms of the Shareholder Agreement are hereby ratified and confirmed by the undersigned, and each of the parties hereto agrees to be bound by the terms of the Shareholder Agreement and this Amendment.

    5.        Governing Law: This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflicts of laws principles.

    6.        Counterparts: This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute but one instrument.

    7.        Binding Effect: This Amendment shall be binding upon the Company, the members of the Shareholder Group and their respective heirs, legal representatives, successors and permitted assigns.

    8.        Third Party Beneficiaries: This Amendment shall not confer any rights or remedies upon any person or entity, other than the Company, the members of the Shareholder Group and their respective heirs, legal representatives, successors and permitted assigns.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, each of the parties has executed this Amendment as of the 9th day of November, 2004.

PEPSIAMERICAS, INC. (formerly known as Whitman Corporation), a Delaware corporation

By:	/s/ G. MICHAEL DURKIN, JR.

G. Michael Durkin, Jr.
Executive Vice President and Chief Financial Officer

POHLAD COMPANIES, a Minnesota corporation

By:	/s/ ROBERT C. POHLAD

Robert C. Pohlad
President

DAKOTA HOLDINGS, LLC, a Delaware limited liability company

By:	Pohlad Companies, Member

By:	/s/ ROBERT C. POHLAD

Robert C. Pohlad
President

/s/ ROBERT C. POHLAD

Robert C. Pohlad (on behalf of all members of the Shareholder Group, other than Pohlad Companies and Dakota Holdings)